                               FRIENDS IVORY FUNDS
                                 CODE OF ETHICS
                            ADOPTED UNDER RULE 17j-1
                            EFFECTIVE MARCH 13, 2000

The FRIENDS IVORY FUNDS (the "Trust"), is confident that its Trustees, officers, and employees act with integrity and good faith. The Trust recognizes, however, that personal interests may conflict with the Trust's interests where officers, Trustees or employees:

         X   know about present or future portfolio transactions; or

         X   have the power to influence portfolio transactions; and

         X   engage in securities transactions in their personal account(s).

In an effort to prevent these conflicts and in accordance with Rule 17j-1(b)(1) under the Investment Company Act of 1940, the Trust has adopted this Code of Ethics (the "Code") to prohibit transactions that create, may create, or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures. (Definitions of UNDERLINED terms are included in Appendix A.)

I.       ABOUT THIS CODE OF ETHICS

         A.   Who is covered by the Code?

              X    All TRUST OFFICERS;
              X    All Trustees, both INTERESTED and INDEPENDENT; and
              X    Natural persons in a CONTROL relationship to the
                   Trust who obtain information concerning
                   recommendations about the PURCHASE OR SALE of a SECURITY by the Trust.

         B.   What rules apply to me?

This Code sets forth specific prohibitions regarding SECURITIES transactions and sets out certain reporting requirements. For the reporting requirements that apply to you, please refer to Parts A-D, as indicated below.

         X        INDEPENDENT Trustees                                  Part A
         X        INTERESTED Trustees                                   Part B
         X        TRUST OFFICERS                                        Part C
         X        Natural CONTROL persons                               Part D

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         X
II.      STATEMENT OF GENERAL PRINCIPLES.

In recognition of the trust and confidence placed in the Trust by its shareholders, and because the Trust believes that its operations should benefit its shareholders, the Trust has adopted the following general principles:

         A. The interests of our shareholders are paramount. Shareholder interests must be placed before your own.

         B. You must accomplish all personal SECURITIES transactions in a manner that avoids a conflict between your personal interests and those of the Trust and its shareholders.

         C. You must avoid actions or activities that allow (or appear to allow) you or your family to profit or benefit from your position with the Trust, or that bring into question your independence or judgment.

III.     GENERALLY APPLICABLE PROHIBITIONS AND RESTRICTIONS.

         A.       Prohibition Against Fraud, Deceit and Manipulation.

                  You cannot, directly or indirectly, in connection with the purchase or sale of a SECURITY HELD OR TO BE ACQUIRED by the
                  Trust:

                  (1) employ any device, scheme or artifice to defraud the Trust;

                  (2) make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (3) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust; or

                  (4) engage in any manipulative practice with respect to the Trust.

         B.       Limits on Accepting or Receiving Gifts.

                  You cannot accept or receive any gift of more than DE MINIMIS value from any person or entity in connection with the Trust's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Trust.


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


         C.       Blackout Period on Personal Securities Transactions.

                  INTERESTED TRUSTEES and TRUST OFFICERS cannot purchase or sell, directly or indirectly, any SECURITY in which they have (or by reason of such transaction acquire) any BENEFICIAL OWNERSHIP within seven (7) days before or after the same (or a related) SECURITY IS BEING PURCHASED OR SOLD by Trust.

         D.       Sixty-Day Prohibition on Selling SECURITIES.

                  INTERESTED TRUSTEES and TRUST OFFICERS cannot sell a SECURITY within 60 days of acquiring that SECURITY.

IV.      REVIEW AND ENFORCEMENT OF THE TRUST'S CODE.

         A. Appointment of a Review Officer. A review officer (the "Review Officer") will be appointed by the Trust's President to perform the duties described in this Section IV.

         B.       The Review Officer's Duties and Responsibilities.

                  (1) The Review Officer shall notify each person who becomes an ACCESS PERSON and is thereby required to report under the code of ethics, NO LATER THAN 10 days prior to the first quarter in which they are obligated to begin reporting.

                  (2) The Review Officer will, on a monthly basis, compare all reported personal SECURITIES transactions with the Trust's completed portfolio transactions and a list of SECURITIES BEING CONSIDERED FOR PURCHASE OR SALE by the Trust's adviser company to determine whether a Code violation may have occurred. Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

                  (3) If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President and legal counsel ("Counsel") for the Trust. The President and such Counsel will determine whether the person violated the Code.

                  (4) No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.


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


                  (5) The Review Officer will report his or her own SECURITIES transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to SECURITIES transactions so reported. If a SECURITIES transaction of the Review Officer is under consideration, a Vice President will act for the Alternate Review Officer for purposes of this Section IV.

                  (6) The Review Officer will create a written report detailing any approval(s) granted to access persons for the purchase of securities offered in connection with an IPO or limited offering. The report must include the rationale supporting any decision to approve such a purchase.

         C.       Sanctions.

                  If the President finds that the person violated the Code, the President will impose upon the person sanctions that the President deems appropriate and will report the violation and the sanction imposed to the Board at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

V.       ANNUAL WRITTEN REPORTS TO THE BOARD.

At least annually, the Review Officer, investment adviser(s) (including any sub-advisers), and principal underwriter(s) (if required) will provide written reports to the Trust's Board of Trustees as follows:

         A. Issues Arising Under the Code. The reports must describe any issue(s) that arose during the previous year under the codes or procedures thereto, including any material code or procedural violations, and any resulting sanction(s).

         B. The Review Officer, President, investment adviser, sub-adviser, and principal underwriter(s) may report to the Board more frequently as they deem necessary or appropriate and shall do so as requested by the Board.

         C. CERTIFICATION. Each report must be accompanied by a certification to the Board that the Trust, investment adviser, sub-adviser, and principal underwriter(s) have adopted procedures reasonably necessary to prevent their ACCESS PERSONS from violating their code of ethics.

VI.      RECORDKEEPING.

The Trust will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the Securities and Exchange Commission.

         A. A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

         B. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

         C. A copy of each quarterly transaction report made by an officer or Trustee under this Code including any information provided in lieu or any report required to be made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         D. A list of all persons who are, currently or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

         E. A copy of each annual issues and certification report, as required by section VII.C. of this Code, to the Board must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in any easily accessible place.

         F. The Trust must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

VII. INTERRELATIONSHIP WITH INVESTMENT ADVISER'S AND PRINCIPAL UNDERWRITER'S CODES OF ETHICS.

         A. GENERAL PRINCIPLE. A person who is BOTH a Trust Trustee and an ACCESS PERSON of the Investment Adviser or Principal Underwriter, is only required to report under and otherwise comply with the Adviser's or Principal Underwriter's code of ethics.

         B.       PROCEDURES.  The Adviser of the Trust must:

                  (1) Submit to the Board of Trustees of the Trust a copy of its code of ethics adopted pursuant to Rule 17j-1;


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


                  (2) Promptly furnish to the Trust, upon request, copies of any reports made under its code of ethics by any person who is also covered by the Trust's Code;

                  (3) Promptly report to the Trust in writing any material amendments to its code of ethics; and

                  (4) Immediately furnish to the Trust, without request, all material information regarding any violation of its code of ethics by any person.

         C.       OVERLAP WITH ADMINISTRATOR'S CODE OF ETHICS.

                  A person who is both an access person of the Trust and subject to the Trust administrator's code of ethics that complies with the principles in and the reporting requirements under Rule 17j-1 may not be required to report under both codes of ethics. Access persons of the Trust seeking to comply with the reporting and other requirements in an administrator's code of ethics in lieu of those in this Code must notify the Review Officer. Such access persons shall remain subject to the principles and prohibitions in Sections II and III (A) and (B) hereof; and (ii) the administrator must comply with Section V hereof and paragraph B of this Section VII.

VIII.    MISCELLANEOUS.

         A. CONFIDENTIALITY. All personal securities transactions reports and any other information filed with the Trust under this Code will be treated as confidential, provided that such reports and information may be produced to the Securities and Exchange Commission and other regulatory agencies.

         B. INTERPRETATION OF PROVISIONS. The Board of Trustees may from time to time adopt such interpretations of this Code as it deems appropriate.

         C. ANNUAL ISSUES AND CERTIFICATION REPORT. At least once a year, the management of the Trust will provide the Board a WRITTEN report that:

                  (1) describes issues that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions; and

                  (2) certifies to the Board that the Trust has adopted measures necessary to prevent its ACCESS PERSONS from violating the Code.

                  D. COMPLIANCE CERTIFICATION. Within 10 days of becoming an access person of the Trust, and each year thereafter, each such person must complete the Compliance Certification, attached as Appendix V.

Adopted [                        ]
         ------------------------









                                       7
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                                       8
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                                     PART A
                       PROCEDURES FOR INDEPENDENT TRUSTEES

I.       REQUIRED REPORTS.

         (A)      Quarterly Transaction Reports and Accounts Established.

                  (i) On a quarterly basis you must report any SECURITIES transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

                  (ii) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                  (iii) You need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, so long as all required information is contained in the broker trade confirmations or account statements and is received by the Review Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

         (B)      Holding Reports.

                  You must provide a list of any publicly-owned companies, or any company anticipating making an INITIAL PUBLIC OFFERING, where you own more than 2 of 1% of the company's outstanding shares.

II. WHAT SECURITIES AND ACCOUNTS ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

         (A) You must report all SECURITY transactions that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also contain any account you established in which any securities were held during the quarter.


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


         (B) Reports of individual SECURITIES transactions are required only if you KNEW at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Trustee, SHOULD HAVE KNOWN, that during the 15 day period immediately preceding or following the date of your transaction, the same SECURITY was purchased or sold, or was BEING CONSIDERED FOR PURCHASE OR SALE, by the Trust.

                  NOTE:  The "SHOULD HAVE KNOWN" standard does not:

                         X        imply a duty of inquiry;

                         X        presume you should have deduced or
                                  extrapolated from discussions or memoranda dealing with the Trust's investment strategies; or

                         X impute knowledge from your awareness of the Trust's portfolio holdings, market considerations, or investment policies, objectives and restrictions.

III.     WHAT TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

         You are not required to detail or list the following transactions on your quarterly report:

         (A) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

         (B) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any SECURITY issued by your employer.

         (C) Purchases effected on the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

         (D) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a BONA FIDE margin call.

         (E)      Purchases or sales of any of the following securities:

                      -        Direct obligations of the U.S. Government;

                      - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                      - Shares issued by registered, open-end investment companies.

         You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                     PART B
                               INTERESTED TRUSTEES

I.       GENERAL OBLIGATIONS.

         (A)      List of Securities Holdings.

                  You must provide the Review Officer with a complete listing of any SECURITY you BENEFICIALLY OWN, as well as all of your securities accounts as of December 31, 1999. Each following year, you must submit a revised list to the Review Officer showing any SECURITY you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.

         (B) EXCEPTION: You are NOT required to provide this list of SECURITIES Holdings if you must provide this information under a code of ethics adopted by the Trust's Investment Adviser or Principal Underwriter.

II.                        REQUIRED TRANSACTION REPORTS.

         (A)      Quarterly Transaction Reports and Accounts Established.

                  (i) On a quarterly basis you must report any SECURITIES transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix II.

                  (ii) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                  (iii) You are NOT required to report your transactions under the Trust's Code if you are required to file reports under a code of ethics adopted by the Investment Adviser or Principal Underwriter.

                  (iv) You need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, if all required information is contained in the broker trade confirmations or account statements and is reviewed by the Review

                           Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

                  You must report all SECURITIES transactions that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also contain any account you established in which any securities were held during the quarter.

         (C)      What Securities Transactions May Be Excluded from Your Report?

                  You are not required to detail or list the following SECURITIES or transactions on your report:

                  (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any SECURITY issued by your employer.

                  (3) Purchases arising from the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a BONA FIDE margin call.

                  (5) Purchases or sales of any of the following securities:

                           -   Direct obligations of the U.S. Government;

                           - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                           - Shares issued by registered, open-end investment companies.

                  You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                     PART C
             TRUST OFFICERS AND SPECIAL PURPOSE INVESTMENT PERSONNEL

I.       GENERAL OBLIGATIONS.

         (A)      List of Securities Holdings.

                  You must provide the Review Officer with a complete listing of any SECURITY you BENEFICIALLY OWN, as well as all of your securities accounts, as of December 31, 1999. Each following year, you must submit a revised list to the Review Officer showing any SECURITY you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.

         (B) EXCEPTION: You are NOT required to provide this list of SECURITIES Holdings if you must provide this information under a code of ethics adopted by the Trust's Investment Adviser or Principal Underwriter.

II.               REQUIRED TRANSACTION REPORTS.

         (A)      Quarterly Transaction Reports and Accounts Established.

                  (i) On a quarterly basis you must report any Security transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix B.

                  (ii) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                           EXCEPTION: You are not required to report your transactions under the Trust's Code if you are required to file reports under a code of ethics adopted by the Investment Adviser or Principal Underwriter.

                  (iii) You need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, if all required information is contained in the broker trade confirmations or account statements and is reviewed by the Review

                           Officer no later than 10 days after the end of the calendar quarter. Please see the Review Officer for more information about this reporting mechanism.

          (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

                  You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must contain any account you established in which any securities were held during the quarter.

         (C)      What Securities Transactions May Be Excluded from Your Report?

                  You are not required to detail or list the following SECURITIES or transactions on your report:

                  (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any SECURITY issued by your employer.

                  (3) Purchases arising from the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a BONA FIDE margin call.

                  (5) Purchases or sales of any of the following securities:

                           -   Direct obligations of the U.S. Government;

                           - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                           - Shares issued by registered, open-end investment companies.

                           You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

III.     SPECIAL PURPOSE INVESTMENT PERSONNEL.

         (A) Who is a Special Purpose Investment Person?

                  You are a Special Purpose Investment Person ("SPIP") if you are an officer of the Trust AND you are not covered by a separate code of ethics. As a SPIP, you are subject to the prohibitions contained herein if, WHILE PERFORMING YOUR REGULAR FUNCTIONS IN CONNECTION WITH THE TRUST (including, where appropriate, attending Board meetings and other meetings where official Trust business is discussed or carried on), you obtain information regarding the PURCHASE OR SALE OF A SECURITY by the Trust. You will occupy the status of a SPIP only with respect to those SECURITIES about which you obtain purchase or sale information while performing your regular Trust functions.

                                     PART D
                             NATURAL CONTROL PERSONS

I.       GENERAL OBLIGATIONS.

         (A)      List of Securities Holdings.

                  You must provide the Review Officer with a complete listing of any SECURITY you BENEFICIALLY OWN as of December 31, 1999. Each following year, you must submit a revised list to the Review Officer showing any SECURITY you BENEFICIALLY OWN as of December 31. You must submit the initial listing within 10 days of the date you first become a Trustee, and each update no later than 30 days after the start of the year.
         (B) EXCEPTION: You are NOT required to provide SECURITIES Holdings list if you must provide this information under a code of ethics adopted by the Trust's Investment Adviser or Principal Underwriter.

II.      REQUIRED TRANSACTION REPORTS.

         (A)      Quarterly Transaction Reports and Accounts Established.

                  (i) On a quarterly basis you must report any SECURITIES transactions, as well as any securities accounts established. You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Personal Securities Transactions Report is included as Appendix B.

                  (ii) If you had no reportable transactions or did not open any securities accounts during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

                           EXCEPTION: You are not required to report your transactions under the Trust's Code if you are required to file reports under a code of ethics adopted by the Investment Adviser or Principal Underwriter.

                  (iii) You need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust, if all required information is contained in the broker trade confirmations or account statements.

         (B) What Securities and Accounts are Covered Under Your Quarterly Reporting Obligation?

                  You must report all transactions in SECURITIES that: (i) you directly or indirectly BENEFICIALLY OWN or (ii) because of the transaction, you acquire direct or indirect BENEFICIAL OWNERSHIP. The report must also contain any account you established in which any securities were held during the quarter.

         (C)      What Securities Transactions May Be Excluded from Your Report?

                  You are not required to detail or list the following SECURITIES or transactions on your report:

                  (1) Purchases or sales effected for any account over which you have no direct or indirect influence or control.

                  (2) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any SECURITY issued by your employer.

                  (3) Purchases arising from the exercise of rights issued by an issuer PRO RATA to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

                  (4) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a BONA FIDE margin call.

                  (5) Purchases or sales of any of the following securities:

                           -   Direct obligations of the U.S. Government;

                           - Banker's acceptances, bank certificates of deposit, commercial paper and HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS, including repurchase agreements; and

                           - Shares issued by registered, open-end investment companies.

                  You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                                   APPENDIX I
                                   DEFINITIONS

GENERAL NOTE

The definitions and terms used in this Code of Ethics are intended to mean the same as they do under the 1940 Act and the other federal securities laws. If a definition hereunder conflicts with the definition in the 1940 Act or other federal securities laws, or if a term used in this Code is not defined, you should follow the definitions and meanings in the 1940 Act or other federal securities laws, as applicable.

ACCESS PERSON includes any Trustee, officer, or employee of the Trust or of the Trust's investment adviser, or employee of the Trust's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding the Trust's future purchases or sales of portfolio securities, or any natural person in a control relationship to the Trust or its investment adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of Securities by the Trust.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder. You should generally consider yourself the "beneficial owner" of any securities in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under in Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This presumption may be countered by the facts and circumstances of a given situation.

TRUST OFFICERS means any person lawfully elected by the Board and authorized to act on behalf of the Trust. As of March 13, 2000, the Trust's Officers are:

         GEORGE WALKER             PRESIDENT
         DEBRA L. LISS             VICE PRESIDENT
         ANDREW M. PRINGLE         VICE PRESIDENT
         JOHN H. GRADY, JR.        SECRETARY

         JAMES VOLK                TREASURER
         JAMES R. FOGGO            VICE PRESIDENT AND ASSISTANT SECRETARY
         TIMOTHY D. BARTO          VICE PRESIDENT AND ASSISTANT SECRETARY

HIGH QUALITY SHORT-TERM DEBT INSTRUMENT means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization (e.g., Moody's Investors Service).

INDEPENDENT TRUSTEE means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of March 13, 2000, the Trust's INDEPENDENT TRUSTEES are:

         MARK BOLES
         VIDETTE BULLOCK MIXON
         STEPHEN VIEDERMAN

INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13 or section 15(d) of the Securities exchange Act of 1934.

INTERESTED TRUSTEE means a Trustee of the Trust who is an "interested person" of the Trust within the meaning of Section 2(a)(19) of the 1940 Act. As of March 13, 2000, the Trust's INTERESTED TRUSTEE(S) is:

         J. ROBERT BLOOM

INVESTMENT PERSONNEL of a Fund or of a Fund's investment adviser means any employees of the Fund or investment adviser who, in connection with his or her regular duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933.

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a SECURITY.

SECURITY means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, any option to purchase or sell, and any SECURITY convertible into or exchangeable for any SECURITY.

A SECURITY HELD OR TO BE ACQUIRED by the Trust means any SECURITY that within the most recent 15 days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust's adviser or sub-adviser for purchase by the Trust, any option to purchase or sell, and any SECURITY convertible into or exchangeable for any SECURITY.

A SECURITY is BEING PURCHASED OR SOLD by the Trust from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Trust until the program has been fully completed or terminated.

A SECURITY is BEING CONSIDERED FOR PURCHASE OR SALE by a Fund when a SECURITY is identified as such by the advisor to the Fund.

                                   APPENDIX II
                QUARTERLY PERSONAL SECURITIES TRANSACTIONS REPORT
                               FRIENDS IVORY FUNDS

Name of Reporting Person:
                         -------------------------
Calendar Quarter Ended:
                       ---------------------------
Date Report Due:
                ----------------------------------
Date Report Submitted:
                      ----------------------------


SECURITIES TRANSACTIONS
-----------------------------------------------------------------------------------------------------------------------------------
Date of Transaction   Name of Issuer and    No. of Shares    Principal Amount,                               Name of Broker, Dealer
                       Title of Security   (if applicable)   Maturity Date and   Type of Transaction  Price    or Bank Effecting
                                                               Interest Rate                                       Transaction
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------

If you had no reportable transactions during the quarter, please check here.  9

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.


SECURITIES ACCOUNTS
If you established an account during the quarter, please provide the following information:

---------------------------------------------------------------------------------------------------
Name of Broker, Dealer or Bank     Date Account was Established      Name(s) on and Type of Account
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------

If you did not establish a securities account within the last quarter, please check here. 9

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-------------------------------------       --------------
Signature                                   Date

                                  APPENDIX III

                             INITIAL HOLDINGS REPORT
                             FOR FRIENDS IVORY FUNDS

Name of Reporting Person:
                         --------------------------------------
Date Person Became Subject to the Code's Reporting Requirements:
                                                                --------------
Information in Report Dated As Of:
                                  ----------------
Date Report Due:
                ------------------
Date Report Submitted:
                      --------------------
[NOTE TO USER: DATE PERSON BECAME SUBJECT AND AS OF DATE SHOULD BE THE SAME.]


SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------------------
Name of Issuer and                       No. of Shares (if applicable)          Principal  Amount,  Maturity Date and
Title of Security                                                               Interest Rate (if applicable)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here.  9

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
                                                 -------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS
-------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                   Name(s) on and Type of Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. 9

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-------------------------------             --------------------------
Signature                                   Date

                                   APPENDIX IV

                             ANNUAL HOLDINGS REPORT
                             FOR FRIENDS IVORY FUNDS

Name of Reporting Person:
                         ----------------------------------
Information in Report Dated As of:
                                  -------------------------
[NOTE TO USER: INFORMATION SHOULD BE DATED NO MORE THAN 30 DAYS BEFORE REPORT IS SUBMITTED.]
Date Report Due:
                ------------------------
Date Report Submitted:
                      ----------------------
Calendar Year Ended: December 31,
                                  ----------------------


SECURITIES HOLDINGS
---------------------------------------------------------------------------------------------------------------------
Name of Issuer and                       No. of Shares (if applicable)          Principal  Amount,  Maturity Date and
Title of Security                                                               Interest Rate (if applicable)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------

If you have no securities holdings to report, please check here.  9

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.
                                                 -------------------------------

--------------------------------------------------------------------------------

SECURITIES ACCOUNTS
-------------------------------------------------------------------------------
Name of Broker, Dealer or Bank                   Name(s) on and Type of Account
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. 9

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS.


-------------------------------             --------------------------
Signature                                   Date

                                   APPENDIX V
                            COMPLIANCE CERTIFICATION
                             FOR FRIENDS IVORY FUNDS
--------------------------------------------------------------------------------

                              INITIAL CERTIFICATION

I CERTIFY THAT I:       (i) HAVE RECEIVED, READ AND REVIEWED THE TRUST'S CODE
                            OF ETHICS;
                        (ii) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                        (iii) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES
                              AND PROCEDURES;
                        (iv) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                        (v) WILL FULLY COMPLY WITH THE TRUST'S S CODE OF
                            ETHICS; AND
                        (vi) HAVE FULLY AND ACCURATELY COMPLETED THIS
                             CERTIFICATE.

Signature:
          ----------------------------------
Name:                                                  (Please print)
     ---------------------------------------
Date Submitted:
               -----------------------------
Date Due:
         -----------------------------------

--------------------------------------------------------------------------------

                              ANNUAL CERTIFICATION

I CERTIFY THAT I:       (i) HAVE RECEIVED, READ AND REVIEWED THE FUND'S CODE OF
                            ETHICS;
                        (ii) UNDERSTAND THE POLICIES AND PROCEDURES IN THE CODE;
                        (iii) RECOGNIZE THAT I AM SUBJECT TO SUCH POLICIES AND
                              PROCEDURES;
                        (iv) UNDERSTAND THE PENALTIES FOR NON-COMPLIANCE;
                        (v) HAVE COMPLIED WITH THE FUND'S CODE OF ETHICS AND ANY
                            APPLICABLE REPORTING REQUIREMENTS DURING THIS PAST YEAR;
                        (vi) HAVE FULLY DISCLOSED ANY EXCEPTIONS TO MY
                             COMPLIANCE WITH THE CODE
                        (vii) WILL FULLY COMPLY WITH THE FUND'S CODE OF
                              ETHICS; AND
                        (vi) HAVE FULLY AND ACCURATELY COMPLETED THIS
                             CERTIFICATE.

EXCEPTION(S):



Signature:
          -----------------------------------
Name:                                               (Please print)
     ----------------------------------------
Date Submitted:
               ------------------------------
Date Due:
         ------------------------------------